UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CADIZ INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CADIZ INC.
__________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2009

To our Stockholders:

     The annual meeting of stockholders of Cadiz Inc., a Delaware corporation, will be held at the law offices of Theodora Oringher Miller & Richman PC, located at 2029 Century Park East, 6th Floor, Los Angeles, California 90067, on Monday, December 14, 2009, at 11 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1)	The election of eight members of the Board of Directors, each to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

(2)	Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for fiscal year 2009;

(3)	The approval of Cadiz’ 2009 Equity Incentive Plan; and

(4)	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     The accompanying proxy statement contains a more complete description of these proposals.

     Only stockholders of record at the close of business on October 30, 2009, are entitled to notice of and to vote at the annual meeting. In order to constitute a quorum for the conduct of business at the annual meeting, holders of a majority of all outstanding voting shares of our common stock must be present in person or be represented by proxy.

     Whether or not you expect to attend the annual meeting in person, please either vote your shares via Internet, by phone (detailed instructions are included on the proxy card) or date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible.  The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Timothy J. Shaheen
Secretary

Los Angeles, California
November 3, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on December 14, 2009.

Our proxy statement and the 2008 annual report to stockholders are available at http://www.cstproxy.com/cadiz/2009

CADIZ INC.
Annual Meeting of Stockholders

CADIZ INC.
550 S. Hope Street, Suite 2850
Los Angeles, California 90071

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 14, 2009

INFORMATION ABOUT SOLICITATION AND VOTING

     The Board of Directors of Cadiz Inc. is soliciting proxies to be voted at the annual meeting of our stockholders to be held on Monday, December 14, 2009, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement contains information that may help you decide how to vote.  These proxy materials were mailed on or about November 6, 2009, to all stockholders of record.

     Cadiz' Annual Report on Form 10-K for the year ended December 31, 2008, as amended, including audited financial statements, is being mailed to you with this proxy statement.

RECORD DATE, VOTING SECURITIES AND QUORUM

     The Board of Directors has fixed the close of business on October 30, 2009, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.

     On the record date, 13,283,188 shares of our common stock were outstanding.  Holders of common stock are entitled to one vote per share.  Only stockholders of record at the close of business on the record date will be entitled to vote.

     The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1).  An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for ratification of Cadiz' independent registered public accounting firm (Proposal 2) and approval of the Cadiz 2009 Equity Incentive Plan (Proposal 3).  If you complete, sign, and date the enclosed proxy and return it before the meeting, the persons named will vote your shares as you specify in the proxy. If you sign, date, and return your proxy but do not indicate how you wish your shares voted, they will be voted for the proposals. If you do not return a signed proxy, or submit your vote via Internet or by phone, then your shares will not be voted unless you attend the meeting and vote in person.

     To have a quorum, holders of a majority of all shares of voting stock outstanding on the record date must be present at the meeting, either in person or by proxy.  Abstentions and "broker non-votes" - shares held by brokerage firms for their clients as to which the firms have not received voting instructions from their clients and therefore do not have the authority to vote - will be counted for purposes of determining a quorum, but will be treated as neither a vote "for" nor a vote "against" the proposals.

REVOCABILITY OF PROXIES

     You may revoke a proxy any time before the voting begins in any of the following ways:

     * By giving written notice to our corporate secretary;

     * By signing and delivering a later dated proxy; or

     * By attending and voting in person at the meeting.

COST OF SOLICITATION

     We are paying the expenses of this solicitation. If requested, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies, without extra compensation, in person or by telephone, fax, e-mail, or similar means.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors has nominated the eight persons listed below for election at the annual meeting to serve as directors for a term expiring at the 2010 annual meeting of stockholders or until their respective successors are elected and qualified.

Keith Brackpool
Murray H. Hutchison
Timothy J. Shaheen
Stephen J. Duffy
Winston H. Hickox
Geoffrey Grant
Raymond J. Pacini
Stephen E. Courter

     Each of the nominees currently serves as a director and has agreed to serve as such for another term if elected.  Prior to the acquisition by LC Capital Master Fund, Ltd. (“LC Capital Master Fund”) of the 90% interest of Peloton Multi-Strategy Master Fund, Ltd. (“Peloton”) in our credit facility, Peloton had the contractual right to designate one independent director to serve on the Board and its committees.  Peloton had selected Raymond J. Pacini as its designee.  Under the terms of our credit facility, Peloton’s right to designate one independent director was personal to Peloton and was not assigned to LC Capital Master Fund in LC Capital Master Fund’s April 16, 2008 acquisition of Peloton’s interest in our credit facility.  After LC Capital Master Fund’s acquisition, Mr. Pacini continued to serve as a director on the Cadiz Board of Directors but not as a designee of any entity.  On October 3, 2008, the Board of Directors approved an increase in the number of directors of up to eight and voluntarily agreed to provide LC Capital Master Fund the right to designate one independent director to serve on the Board with a term expiring at our 2009 annual meeting of stockholders.   Stephen E. Courter was so designated by LC Capital Master Fund to serve on our Board of Directors.  Mr. Courter is not employed by, and has no financial interest in, LC Capital Master Fund.  Mr. Courter and Mr. Pacini are nominees, along with the six other persons named above, for election at our 2009 annual meeting of stockholders.

     Proxies will be voted for the election of the nominees named above unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named.  Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years or more of each director and executive officer:

Nominees for Director:

Name	Age	Position with Cadiz

Keith Brackpool	52	Chairman of the Board, President and Chief Executive Officer

Murray H. Hutchison	70	Director

Timothy J. Shaheen	49	Director, Chief Financial Officer and Secretary

Stephen J. Duffy	56	Director

Winston H. Hickox	66	Director

Geoffrey Grant	49	Director

Raymond J. Pacini	53	Director

Stephen E. Courter	54	Director

Executive Officers who are not Directors:

Name	Age	Position with Cadiz

Richard E. Stoddard	58	Assistant Secretary, Chairman of the Board of Managers and CEO of Cadiz Real Estate LLC

     Keith Brackpool is a founder of Cadiz, has served as a member of Cadiz' Board of Directors since September 1986, and has served as President and Chief Executive Officer of Cadiz since December 1991. Mr. Brackpool assumed the role of Chairman of the Board of Cadiz on May 14, 2001, and was the Chief Financial Officer from May 19, 2003 until October 2005. Mr. Brackpool has also been a principal of 1334 Partners L.P., a partnership that owns commercial real estate from 1989 to present.

     Murray H. Hutchison was appointed a director of Cadiz in June 1997. He is also a member of the Board of Managers (an LLC's functional equivalent of a Board of Directors) of Cadiz' subsidiary, Cadiz Real Estate LLC. In his capacity as a manager of the LLC, he performs essentially the same duties on behalf of the LLC as he would as an outside director for a corporation.  Since his retirement in 1996 from International Technology Corporation (“ITC”), a publicly traded diversified environmental management company, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of International Technology for ITC.  Mr. Hutchison currently serves as Chairman of the Board of Texas Eastern Product Pipelines Company (TEPPCO), a publicly traded company operating in refined petroleum products, liquefied petroleum gases and petrochemical transportation and storage.  Mr. Hutchison serves as lead director on the board of Jack in the Box, Inc., a publicly traded fast food restaurant chain; and as a director on the board of Cardium Therapeutics, Inc., a publicly traded medical technology company. Additionally, Mr. Hutchison serves as Chairman of the Huntington Hotel Corporation, owner of a privately owned hotel and office building, and as a director of several other non-publicly traded U.S. companies.

     Timothy J. Shaheen was appointed Chief Financial Officer and Secretary of Cadiz in November 2008, and has served as a director of Cadiz since March 1999.  Mr. Shaheen is a private investor and principal of Difinity Capital Partners LLP.  Mr. Shaheen is also the sole member and manager of AG Derivatives, L.L.C., which has provided agricultural management consulting services to Cadiz since January 1, 2008.  From September 1996 to April 2005, Mr. Shaheen served as the President, Chief Executive Officer and a director of Sun World International.  Prior to joining Sun World, Mr. Shaheen served as a senior executive with Albert Fisher North America, a publicly traded domestic and international produce company from 1989 to 1996.  Prior to his employment with Albert Fisher, Mr. Shaheen has seven years of experience with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a certified public accountant.

     Raymond J. Pacini was appointed a director of Cadiz effective June 16, 2005.  Mr. Pacini was originally appointed to the Board as a nominee of ING pursuant to the rights of ING, our prior lender, as a former holder of Cadiz' Series F preferred stock.  As of June 29, 2006, Cadiz' loan with ING was paid in full and ING's right to designate members of our Board of Directors was terminated.  Mr. Pacini remained on the Board as a designee of Peloton, our lender after ING, pursuant to the right of Peloton to designate a single director under the terms of Cadiz' credit facility with Peloton.  As of April 16, 2008, LC Capital Master Fund acquired the interest in Peloton in our credit facility.  Peloton’s right to designate a director was personal to Peloton and was not assigned to LC Capital Master Fund.  Mr. Pacini remained on our Board as a director but not as the designee of any entity.  Since May 1998, Mr. Pacini has been the President, Chief Executive Officer and a Director of California Coastal Communities, Inc., a publicly traded (NASDAQ:CALC) residential land development and homebuilding company operating in Southern California. On October 27, 2009, California Coastal Communities, Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. From June 1990 until May 1998, Mr. Pacini was the Chief Financial Officer of CALC (formerly known as Koll Real Estate Group, Inc. and Henley Properties, Inc.).

     Stephen J. Duffy was appointed a director of Cadiz effective July 3, 2006.  Mr. Duffy is currently a Managing Director with Moss Adams Capital LLC, a provider of investment banking services.  Prior to joining Moss Adams Capital LLC, Mr. Duffy served as a Managing Principal for KayEl Capital LLC, a real estate investment company.  In 2007, Mr. Duffy was a Principal/Senior Vice President with IHP Capital Partners, a leading institutional investor in residential housing.  From 2004 – 2006, Mr. Duffy served as Chief Operating Officer for Western National Realty Advisors.  Prior to joining Western National Realty Advisors, Mr. Duffy was the Partner-in-Charge of Real Estate Capital Markets for the Western U.S. with Ernst & Young, LLP.  Ernst & Young, LLP merged with Kenneth Leventhal & Company in 1995, and Mr. Duffy was the Managing Partner of Kenneth Leventhal & Company's Real Estate Consulting Practice in Newport Beach, California at that time.

     Winston Hickox was appointed a director of Cadiz effective October 2, 2006.   Mr. Hickox is currently a partner at California Strategies, a public policy consulting firm.  From 2004 - 2006 Mr. Hickox completed a two-year assignment as Sr. Portfolio Manager with the California Public Employees’ Retirement System (CalPERS) where he assisted with the design and implementation of a series of environmentally oriented investment initiatives in the Private Equity, Real Estate, Global Public Equities, and Corporate Governance segments of the fund’s $211 billion investment portfolio.  Prior to his assignment at CalPers, from 1999 - 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency and a member of the Governor’s cabinet.  Mr. Hickox’s environmental policy experience also includes membership on the board of the California League of Conservation Voters, including a four-year term as Board President  (1990 - 1994); and two years on the boards of Audubon California and Sustainable Conservation  (2004 - 2006).  Additionally, Mr. Hickox is currently serving as a member of the board of Thomas Properties Group, a publicly traded full service real estate investment firm, Optimal Technologies International Inc., a privately held corporation in the energy technology sector, and as a member of the Sacramento County Employees’ Retirement System board. Earlier in his professional career, Mr. Hickox was a partner and Managing Director with LaSalle Advisors, Ltd., a major force in the world's real estate capital markets, and a Managing Director with Alex Brown Kleinwort Benson Realty Advisors Corp., where he served as head of the firm’s Portfolio Management Group.

     Geoffrey Grant was appointed a director of Cadiz effective January 22, 2007. Mr. Grant is presently a Managing Partner and the Chief Investment Officer of Grant Capital Partners founded in 2008. Prior to founding Grant Capital Partners, Mr. Grant was a Managing Partner and the Chief Investment Officer of Peloton Partners LLP, a global asset management firm.  Mr. Grant co-founded Peloton Partners LLP in 2005.  Mr. Grant’s career in financial markets spans 27 years beginning at Morgan Stanley in 1982 in foreign exchange options and currency derivatives, then with Goldman Sachs from 1989 to 2004 where he ultimately served as Head of Global Foreign Exchange and Co-head of the Proprietary Trading Group in London.

     Stephen E. Courter was appointed a director of Cadiz effective October 9, 2008.  Mr. Courter was appointed to the Board as a designee of LC Capital Master Fund for a term expiring at the 2009 annual meeting of stockholders.  Mr. Courter is currently on the faculty of the McCombs School of Business, University of Texas at Austin (“McCombs”).  Mr. Courter also serves as a director of Pointserve, a privately held information technology firm in Austin, Texas.  Prior to joining the faculty of McCombs, Mr. Courter served as CEO and Director of Broadwing Communications from 2006 to 2007.  Prior to holding that position, Mr. Courter served as CEO and Chairman of NEON Communications from 2000 to 2006.  Prior to 2000, Mr. Courter held various executive positions, both in the United States and Europe in several major telecommunication firms.

     Richard E. Stoddard serves as Chairman and CEO of the Board of Managers of Cadiz Real Estate LLC, a wholly-owned subsidiary of Cadiz, as a consultant, directing the Company’s legal activities and development of the Cadiz Valley water project and other Cadiz real estate assets.  Mr. Stoddard also serves as the Assistant Secretary of Cadiz.  In addition, since 1988, Mr. Stoddard has served as the Chairman and CEO of Kaiser Ventures LLC, an unrelated company involved in real estate development and waste management projects in southern California.

THE BOARD OF DIRECTORS

     Directors of Cadiz hold office until the next annual meeting of stockholders or until their successors are elected and qualified.  There are no family relationships between any directors or current officers of Cadiz.  Officers serve at the discretion of the Board of Directors.

     The Board is elected annually.  Presently the Board is comprised of eight directors, of whom two are current or former executive officers of Cadiz or a former subsidiary of Cadiz.  Mr. Brackpool is the Company's Chief Executive Officer.  Mr. Shaheen is Cadiz’ Chief Financial Officer and Secretary and previously served as President, Chief Executive Officer and a director of Sun World International, the Company's former subsidiary, until April 2005.  Mr. Shaheen provided agricultural management consulting services to the Company in his capacity as the sole member and manager of AG Derivatives, L.L.C., a California limited liability company which executed a consulting agreement with Cadiz as of January 1, 2008.  Effective May 22, 2009, Mr. Shaheen entered into a formal employment agreement with the Company.  Mr. Grant, who served as the Chief Investment Officer and a Managing Partner of Peloton Partners LLP until June 2008, has been determined by the Board to be precluded from a designation of independence under the current rules and regulations of the Securities and Exchange Commission and the pertinent listing standards of the NASDAQ Global Market (formerly NASDAQ National Market).

DIRECTOR INDEPENDENCE

     Messrs. Hutchison, Duffy, Pacini, Hickox, and Courter have all been affirmatively determined by the Board to be "independent" under all relevant securities and other laws and regulations, including those set forth in SEC and regulations and pertinent listing standards of the NASDAQ Global Market, as in effect from time to time.

     The Company's independent directors meet routinely in executive session without the presence of management.

INDEPENDENCE OF COMMITTEE MEMBERS

     The Board maintains three committees, whose functions are described below.  The Board has determined that all members of its committees are independent.  Each committee maintains a written charter detailing its authority and responsibilities.  These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.

COMMUNICATIONS WITH THE BOARD

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors c/o Timothy J. Shaheen, Corporate Secretary, Cadiz Inc., 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2008, the Board of Directors held seven formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent.  All members of the Board of Directors were present at each meeting, with the exception of (i) Mr. Pacini, Mr. Hutchison and Mr. Grant, who were unable to attend one telephonic meeting, and (ii) Mr. Courter, who was appointed to the Board of Directors in October 2008 and attended all meetings held after such appointment date.

     The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which is comprised entirely of directors whom the Board has affirmatively determined to be independent, as they meet the objective requirements set forth by the NASDAQ Global Market and the SEC, and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     The Audit Committee is responsible for (i) considering the adequacy of the Company's internal accounting control procedures, (ii) overseeing the Company's compliance with legal and regulatory requirements, (iii) reviewing the independent auditor's qualifications and independence, (iv) the appointment, compensation and oversight of all work performed by the independent registered public accounting firm and (v) overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.  The Audit Committee is currently composed of Raymond J. Pacini, Stephen J. Duffy, Winston H. Hickox and Stephen E. Courter.  The Board has determined that all members of its Audit Committee are independent.  The Audit Committee met five times during the year ended December 31, 2008.  All the members of the Audit Committee were present at each meeting with the exception of Mr. Hickox, who was unable to attend one meeting, and Mr. Courter who attended all meetings held after his December 16, 2008 appointment to the Audit Committee.

     The Compensation Committee oversees compensation of the Chief Executive Officer and key executives and oversees regulatory compliance with respect to the Company's compensation matters.  The Committee also oversees the Company's compensation policy applicable to senior management of the Company and advises and makes recommendations to the Board of Directors regarding the compensation of directors and executive officers.  The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.  The Compensation Committee is currently composed of Murray H. Hutchison, Raymond J. Pacini, Stephen J. Duffy, Winston H. Hickox and Stephen E. Courter.  The Board has determined that all members of its Compensation Committee are independent.  The Compensation Committee met one time during the year ended December 31, 2008.  All the members of the Compensation Committee were present at the meeting.

     The Corporate Governance and Nominating Committee is responsible for the establishment of procedures for the Committee's oversight of the evaluation of the Board and management.  The Committee makes recommendations to the Board of corporate guidelines applicable to the Company.  The Committee is also responsible for the identification and recommendation to the Board of qualified candidates for nomination to the Company's Board of Directors. The Committee will consider director candidates recommended by stockholders provided the nominations are received on a timely basis and contain all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner.  The Corporate Governance and Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee believes that nominees for election to the Board of Directors must possess certain minimum qualifications.  The Committee will consider a candidate's judgment, skill, diversity, experience with businesses and other organizations of comparable size, financial background, beneficial ownership of the Company, and the interplay of the candidate's experience with the experience of other Board members, among other factors, in assessing a candidate.  Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders).  These issues will be considered by the Corporate Governance and Nominating Committee, which will then make a recommendation to the Board.  The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.   The Corporate Governance and Nominating Committee is currently composed of Mr. Hutchison, Mr. Pacini, Mr. Duffy, and Mr. Hickox.  The Board has determined that all members of its Corporate Governance and Nominating Committee are independent. The Corporate Governance and Nominating Committee met twice during the year ended December 31, 2008.  All the members of the Corporate Governance and Nominating Committee were present at the meeting.

     The Board of Directors has determined that Mr. Pacini, a member of the Company's Audit Committee, is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the Securities Act.

     Cadiz does not have a policy regarding director attendance at its annual meetings. There were no directors in attendance at Cadiz’ 2008 annual meeting of stockholders.

CODE OF ETHICS

     Cadiz has adopted a code of ethics that applies to all of its employees, including its chief executive officer and chief financial officer.  A copy of the code of ethics may be found on Cadiz' website at http://www.cadizinc.com. Any employee who becomes aware of any existing or potential violation of the code of ethics is required to report it.  Any waivers from and amendments to the code of ethics granted to directors or executive officers will be promptly disclosed on the Company's website at http://www.cadizinc.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Cadiz' directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cadiz' equity securities ("reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cadiz.  Reporting persons are required by Commission regulations to furnish Cadiz with copies of all Section 16(a) forms they file.

     To Cadiz' knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, Cadiz' fiscal year ended December 31, 2008, and on a review of written representations from reporting persons to Cadiz that no other reports were required to be filed for such fiscal year, all Section 16(a) filing requirements applicable to Cadiz' reporting persons were satisfied in a timely manner, except that a Form 3 and Form 4 filing of LC Capital Master Fund, and a Form 3 filing of Mr. Courter, were inadvertently filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Cadiz voting securities, as of the record date for the annual meeting, by each stockholder who we know to own beneficially more than five percent of our common stock, and by each director, each named executive officer, and all directors and executive officers as a group, excluding, in each case, rights under options or warrants not exercisable within 60 days.  All persons named have sole voting power and investment power over their shares except as otherwise noted.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
LC Capital Master Fund LC Capital Partners LP LC Capital Advisors LLC LC Capital International LLC Steven Lampe Richard F. Conway c/o Lampe, Conway & Co., LLC 680 Fifth Avenue, 12th Floor New York, New York 10019-5429	2,445,130(1)	16.23%

Pictet Asset Management SA Pictet Asset Management LTD Tower 42, Level 37 25 Old Broad Street London XO EC2N 1HQ	931,369(2)	7.01%

Persistency Persistency Capital LLC Andrew Morris 1270 Avenue of the Americas Suite 2100 New York, NY 10020	930,426(3)	7.00%

Bedford Oak Advisors, LLC Bedford Oak Partners, LP Harvey P. Eisen 100 South Bedford Road Mt. Kisco, NY 10549	879,100(4)	6.62%

Altima Partners LLP Mark Donegan Dominic Redfern Stirling Square 7 Carlton Gardens London SW1Y 5AD United Kingdom	807,750(5)	6.08%

Frost Gamma Investment Trust 4400 Biscayne Blvd Miami, FL 33137	732,187(6)	5.51%

Richard E. Stoddard c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	235,311(7)	1.76%

Keith Brackpool c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	192,436(8)	1.43%
Timothy J. Shaheen c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	37,848	*

Murray Hutchison c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	14,140	*

Raymond J. Pacini c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	5,441	*

Stephen J. Duffy c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,931	*

Winston H. Hickox c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,712	*

Geoffrey Grant c/o 550 S. Hope St., Suite 2850 Los Angeles, CA 90071	3,493	*

Stephen Courter	1,413	*
c/o 550 S. Hope Street, Suite 2850
Los Angeles, CA 90071

O’Donnell Iselin	0 (9)	*
c/o 550 S. Hope Street, Suite 2850
Los Angeles, CA 90071

All Directors and officers as a group (nine individuals)	497,725(7)(8)(9)	3.69%
______________________________________________________________

*	Represents less than one percent of the 13,283,188 outstanding shares of common stock of Cadiz as of the record date.

Footnotes

1.	Based on Form 4 filed on June 9, 2009 with the Commission by LC Capital Master Fund Ltd., information provided by LC Capital Master Fund Ltd. and Cadiz corporate records.

Includes 585,000 shares of common stock issuable upon conversion of $4,095,000 in principal under our credit facility (the "Loan") as of October 30, 2009 at a conversion rate of $7.00 per share and 993,533 shares of common stock issuable upon conversion of $34,773,665 in principal and interest under the Loan as of October 30, 2009 at a conversion rate of $35.00 per share.  Does not include 275,070 shares of common stock issuable upon conversion of a maximum of an additional $9,627,450 in interest which may accrue in favor of LC Capital Master Fund Ltd. during the term of the Loan, assuming no further extension of the maturity date of the Loan. Of the 275,070 shares of common stock, only 11,105 shares were beneficially owned by LC Capital Master Fund Ltd. as of October 30, 2009 as a result of common stock issuable upon conversion of $388,625 of interest, which is the amount of interest that will have accrued within 60 days of October 30, 2009. These shares are included.

Does not include 146,115 shares of stock issuable in the event of a further two year extension of the maturity date of the Loan.

Includes 192,000 shares issuable upon the exercise of the warrants acquired in our November 2008 private placement.

Does not include 20,880 shares of stock issuable upon the exercise of warrants acquired in our October 2009 private placement. These warrants are not exercisable within 60 days of the record date of October 30, 2009.

These securities also may be deemed to be beneficially owned by LC Capital Partners, LP ("Partners"), LC Capital Advisors LLC ("Advisors"), Lampe Conway, LC Capital International LLC ("International"), Steven G. Lampe (“Lampe”) and Richard F. Conway ("Conway") by virtue of the following relationships: (i) Partners' beneficially owns one-third of the outstanding shares of the Master Fund; (ii) Advisors is the sole general partner of Partners; (iii) Lampe Conway acts as investment manager to Partners and the Master Fund pursuant to certain investment management agreements, and as a result of such agreements, Lampe Conway shares voting and dispositive power over the securities; (iv) International acts as investment advisor to the Master Fund pursuant to an investment advisory agreement and, as a result, International shares voting and dispositive power over the securities; and (v) Lampe and Conway act as the sole managing members of each of Advisors, Lampe Conway and International and are the natural persons with voting and dispositive power over these securities.

LC Capital and/or its affiliates have designated Mr. Stephen E. Courter, a director of the Company, as their designee on our Board of Directors.

2.
Based upon a Schedule 13F-HR filed with the SEC on August 13, 2009 and Cadiz corporate records of stock issuances, Pictet Asset Management SA beneficially owns an aggregate of 931,369 shares of Cadiz common stock and has sole voting and dispositive power of the stock.

3.	Based upon a Schedule Form 13G/A filed on February 13, 2009 with the SEC, the listed related entities beneficially own an aggregate of 930,426 shares of Cadiz common stock.

4.
Based upon a Schedule 13F-HR filed with the SEC on August 18, 2008 and correspondence with Bedford Oak Advisors LLC, the listed related entities beneficially own an aggregate of 879,100 shares of Cadiz common stock.

5.
Based upon a Schedule Form 13G filed on July 17, 2009 with the SEC and Cadiz corporate records of stock issuances, the listed related entities own an aggregate of 807,750 shares of Cadiz common stock and have shared voting and dispositive power of the stock. Does not include 48,000 shares of stock issuable upon the exercise of warrants acquired in our October 2009 private placement. These warrants are not exercisable within 60 days of the record date of October 30, 2009.

6.
Based upon a Schedule 13G/A filed on February 11, 2009 with the SEC, Frost Gamma Investment Trust beneficially owns an aggregate of 732,187 shares of Cadiz common stock and has sole voting and dispositive power of the stock.

7.	Includes 50,000 shares previously granted under Cadiz’ 2007 Management Incentive Plan that will vest in January 2010 and 100,000 shares underlying presently exercisable options.

8.	Includes 100,000 shares underlying presently exercisable options.

9.
Mr. Iselin served as our Chief Financial Officer and Secretary until November 19, 2008.  Mr. Iselin is included in the table because he served as Cadiz’ Chief Financial Officer for a part of fiscal year 2008 and is therefore included as a named executive officerin the Summary Compensation Table for fiscal 2008.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

     Our executive compensation programs are designed to enhance operating performance and to maximize the long-term value of our assets and stockholder value by aligning the financial interests of the executive officers and management with those of our stockholders.  Such a compensation program helps to achieve Cadiz' business and financial objectives and provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace.

     Our development activities are inherently long-term in nature.  Our quarterly and annual results of operations have not, and in the near term are not expected to, bear a direct relationship to the progress made by us in the development of our land and water resources.  Accordingly, in order to achieve our basic goal of matching the financial interest of our executive officers and management with those of our stockholders, our compensation program emphasizes long-term incentives.  In this respect, our compensation program is weighted more heavily towards long-term incentives than is typical of other companies with similarly sized asset portfolios.  Through the programs described below, a very significant portion of our executive compensation is linked to share price appreciation and corporate performance.

     Our Board of Directors has formed a Compensation Committee which is responsible for reviewing and establishing the compensation payable to our executive officers, including our Chief Executive Officer.  For executive officers other than the Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of our Chief Executive Officer.  Currently, we have only three executive officers, including our Chief Executive Officer.  The Compensation Committee is therefore able to consider the performance of each officer on an individual basis in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

ELEMENTS OF COMPENSATION

     Our compensation program has three primary components: base salary, performance-based cash awards and long-term incentives through stock awards.

     BASE SALARY  In light of our emphasis on long-term incentives, the base salary component of our compensation program is lower than that typically provided by similarly sized companies.  No specific or set formula has been used to tie base salary levels to precise measurable factors; rather, current base salaries have been established by agreements negotiated directly with our key executives.

     Our Chief Executive Officer, Mr. Keith Brackpool, is charged with the overall responsibility for our company's performance.  Prior to entering into an amended and restated employment agreement effective May 22, 2009, Mr. Brackpool was compensated pursuant to a written agreement effective as of February 1, 2003, which established a base salary of $250,000 per year.  This base salary was increased to $400,000 per year effective as of January 1, 2007.  In 2003 there was significant uncertainty concerning the company's ability to continue with the development of its resource development programs.  This uncertainty was due to, among other things, the Metropolitan Water District of Southern California's decision in October 2002 to not accept the right of way grant offered by the U.S. Department of the Interior to our water storage and supply program and refusal to consider whether or not to certify the program's final environmental impact report.  In light of the existing circumstances, the written agreement entered into with Mr. Brackpool in 2003 reduced his base salary to 50% of its previous amount but also allowed Mr. Brackpool to provide services to Cadiz on a non-exclusive basis.

     Under Mr. Brackpool's leadership during the subsequent six years, our company has made significant progress towards resolving the uncertainties concerning our ability to continue developing our assets and in the development process.  On February 11, 2009, we and the Metropolitan Water District agreed to settle our differences and dismissed all outstanding claims remaining against each other removing an impediment to the company's ability to negotiate agreements with water purveyors that rely upon Metropolitan for a portion of their water.  Furthermore in September 2008, the company entered into a 99-year lease agreement with the Arizona and California Railroad Company (ARZC) providing the company with an alternative right-of-way for the construction of a conveyance pipeline connecting our water storage and supply project to the Colorado River Aqueduct.  With the dismissal of the Metropolitan Water District litigation, the company can now focus its attention entirely on the development of our water storage and supply project and its other assets through such alternative arrangements.

     The Compensation Committee has taken Mr. Brackpool's role in advancing the company's interests during this period, as well as the importance of his ongoing role in the development of our properties, into consideration in entering into an amended and restated employment agreement with Mr. Brackpool effective May 22, 2009.  Under this amended and restated agreement, Mr. Brackpool's base salary will remain at $400,000 (remaining lower than he was entitled to receive prior to February 2003) and he received an immediate grant of 60,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement provides for Mr. Brackpool's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.

     Mr. Richard Stoddard serves as Chairman and Chief Executive Officer of the Board of Managers of Cadiz Real Estate LLC, our subsidiary holding title to our land and water assets, pursuant to a consulting agreement with us.  Effective January 1, 2007, Mr. Stoddard received an increase in his monthly consulting fee to $25,000 given his role in advancing the company's interests during the last several years, as well as the importance of his ongoing role in the development of our properties.  He had been receiving a monthly consulting fee of $20,833 since the commencement of his consulting agreement in 2002.

     Mr. O'Donnell Iselin II served as our Chief Financial Officer until November 19, 2008 pursuant to an employment agreement negotiated and entered into when he joined us in September, 2005, providing for an annual base salary of $165,000 which was increased to an annual rate of $175,000 on January 1, 2008.

    Effective November 19, 2008, Mr. Timothy J. Shaheen became our Chief Financial Officer.  Initially, he received compensation for such services in the amount of $10,000 per month, in addition to the compensation payable to him for his consulting services to the company under the existing consulting agreement between AG Derivatives, L.L.C. and Cadiz and the compensation he received for service in 2008 as a non-employee director under our Outside Director Compensation Plan.  As of January 1, 2009, Mr. Shaheen was no longer eligible to participate in our Outside Director Compensation Plan and his compensation for service as our Chief Financial Officer was adjusted to enable him to receive the amount he would have otherwise received under the Outside Director Compensation Plan.  Effective May 22, 2009 we entered into a formal employment agreement with Mr. Shaheen providing for a base salary of $300,000, consistent with what he had theretofore been receiving on a month to month basis, and an immediate grant of 30,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement provides for Mr. Shaheen's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.

     PERFORMANCE-BASED CASH AWARDS.  The Compensation Committee believes that it is important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for stockholders.  Although the Compensation Committee relies primarily upon the grant of equity based awards to reward executive performance (see "Long-Term Incentives" below), the Compensation Committee will utilize performance-based cash awards from time to time to provide additional incentives.  The Compensation Committee awarded Mr. Iselin a $20,000 cash bonus in 2008, an amount equivalent to 11.4% of his $175,000 annual base salary in 2008.

     LONG-TERM INCENTIVES.  The primary form of incentive compensation that we expect to offer to our executives consists of long-term incentives in the form of milestone based project participation or equity awards.  This form of compensation is intended to help retain executives and motivate them to improve our long-term performance and hence long-term stock market performance.  The value of these equity based awards will increase as our stock price increases.

     The Compensation Committee views the grant of equity based awards as both a reward for past performance and an incentive for future performance.  Equity based awards may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals.

     In December 2003, the Compensation Committee, the Board of Directors and our senior secured lender agreed to implement a Management Equity Incentive Plan (the "2003 Incentive Plan"), which provided equity based awards to our key personnel.  All shares and options authorized for issuance under the 2003 Incentive Plan have been allocated.

     In order for the company to continue to utilize equity based awards as our primary form of incentive compensation after all shares and options in our 2003 Incentive Plan were allocated, in March 2007 the Board approved a new equity incentive program (the "2007 Incentive Plan") which was approved by our stockholders at the company’s 2007 Annual Meeting of Stockholders.  1,050,000 shares were reserved for issuance under the 2007 Incentive Plan, and all but 100,000 of such shares were allocated for issuance at the time of approval of the 2007 Plan.

      800,000 of the 1,050,000 shares reserved under the 2007 Incentive Plan were designated as Milestone-Based Deferred Stock, none of which were ultimately issued.  600,000 of such 800,000 shares were allocated for issuance to Mr. Brackpool, and 200,000 to Mr. Stoddard, with such issuance subject to the satisfaction of certain milestone conditions relating to the trading price of our common stock during the period commencing March 13, 2007 ending March 12, 2009.  The milestone conditions were not satisfied by March 12, 2009 resulting in the expiration of all 800,000 shares.

     Of the remaining 250,000 shares reserved under the 2007 Incentive Plan, 150,000 were allocated to Mr. Stoddard as Time-Based Deferred Stock, subject to time-based vesting conditions.  The Time-Based Deferred Stock vest and are issuable to Mr. Stoddard in three equal installments on January 1, 2008, January 1, 2009 and January 1, 2010.   The vesting and issuance of any installment of the Time-Based Deferred Stock is generally subject to the further condition that Mr. Stoddard be an employee, consultant or independent contractor for us on the relevant vesting date.  However, in the event Mr. Stoddard is terminated by us without cause, or in the event of a change of control of the company, then all as yet unvested Time-Based Deferred Stock shall immediately vest and be issuable in full.

      Of the remaining 100,000 shares reserved under the 2007 Incentive Plan, 10,000 were issued to an employee in the form of stock options, and the remaining shares were issued concurrently with the execution by Mr. Brackpool of an Amended and Restated Employment Agreement and by Mr. Shaheen of a formal employment agreement, both of which were effective May 22, 2009, in the amounts of 60,000 shares and 30,000 shares, respectively.

      As a result, no shares remain available for issuance under the 2007 Incentive Plan. Therefore, in order for us to be able to continue to utilize equity based awards as our primary form of incentive compensation, it has become necessary for us to implement a new equity incentive program.  We have explored a Long Term Transaction Incentive Plan alternative and have incorporated this concept in the new employment agreements referred to above. This type of program would involve a direct profit participation in our project development activities based on the achievement of specific milestones. However, we believe it would be more appropriate to align incentives directly with our stockholders.   To this end, in October 2009 our Board approved the adoption of a new incentive plan named the Cadiz Inc. 2009 Equity Incentive Plan (“the 2009 EIP”).

     The 2009 EIP has been approved as required by our Term Lender and now remains subject to approval by our stockholders.  A proposal to this effect (as well as a summary of the provisions of the Plan) is included as Proposal 3 within this Proxy Statement. If the 2009 EIP is approved by stockholders, it would be the Committee’s intention to use these incentives in lieu of other Long Term Transaction Incentive Plan alternatives.

SEVERANCE AND CHANGE IN CONTROL PROVISIONS

     Our compensation arrangements with Messrs. Brackpool, Shaheen and Stoddard provide for, and the compensation arrangement that existed with Mr. Iselin during his employment with us provided for, certain severance provisions and benefits associated with various termination scenarios, as well as certain vesting acceleration for equity-based compensation in the event of a change-in-control.  The severance and change in control provisions are designed to be competitive in the marketplace and provide security for these executives in the event that the Company is acquired and their position is impacted.  This will allow our executives to consider and implement transformative transactions of significant benefit to our stockholders without undue concern over their own financial situations.

     A summary of the severance and change-in-control provisions applicable to compensation arrangements with our executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer as of December 31, 2008, can be found in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control".

TAX AND ACCOUNTING CONSIDERATIONS

Impact of Code Section 162(m)

     The Compensation Committee has considered the impact of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m). Section 162(m) limits to $1 million our deduction for compensation paid to each of our executive officers, which does not qualify as "performance based".

     Shares of stock issued to executives under the 2003 Incentive Plan and the 2007 Incentive Plan do not qualify as performance-based compensation, and therefore, the portion of the compensation expense related to the Plans that exceeds $1 million is not deductible.

     In light of our federal and state net operating loss carryforwards (approximately $93.6 million and $39.3 million as of December 31, 2008, respectively), we do not expect the tax deductions lost as a result of the application of Section 162(m) to have a material impact upon our financial results.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company.  Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Murray H. Hutchison, Chairman
Raymond J. Pacini
Stephen J. Duffy
Winston H. Hickox
Stephen E. Courter

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table shows the compensation awarded to, earned by, or paid during the year ended December 31, 2008 to our chief executive officer, our chief financial officer, our former chief financial officer, and to the chief executive of our subsidiary, Cadiz Real Estate LLC.

     In particular, $3,688,784 and $1,229,595 attributed in the table to Keith Brackpool and Richard Stoddard, respectively, relate to conditional stock awards for which the vesting conditions were not satisfied.  No shares will be issued to Messrs. Brackpool and Stoddard with respect to these conditional awards.  Nevertheless, these amounts are required to be included in the table pursuant to FAS 123R.  See footnotes 4 and 9 below.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Keith Brackpool Chairman, Principal Executive Officer and President	2008 2007 2006	400,000 400,000 250,000	- - -	2,289,923(4) 1,398,861(4) 451,475	- - 203,917	45,431 29,457 14,991	2,735,354 1,828,318 920,383
Timothy J. Shaheen Principal Financial Officer and Secretary(5)	2008 2007 2006	14,000 - -	- - -	18,877(6) - -	- - -	180,000(7) - -	212,877 - -
O'Donnell Iselin II Former Principal Financial Officer and Secretary(8)	2008 2007 2006	154,863 165,000 165,000	20,000 20,000 41,250	- - -	- 65,697 218,990	33,798 7,742 6,599	208,661 258,439 431,839
Richard E. Stoddard Chairman, Cadiz Real Estate LLC	2008 2007 2006	300,000 300,000 250,000	- - -	1,868,427(9) 1,913,754(9) 451,475	- - 203,917	- - -	2,168,427 2,213,754 905,392
_________________________

(1)	The executive officers listed in the Summary Compensation Table above are our only executive officers.

(2)
This amount discloses the dollar amount of compensation cost recognized for the respective fiscal year in accordance with FAS 123R. The assumptions used to value the stock options were disclosed in note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2008 and are incorporated herein by reference.   All amounts shown for Mr. Iselin pertain to stock options that have since expired.

(3)
All Other Compensation includes a 401k match that is generally available to all employees.  Messrs. Brackpool and Iselin received $15,730 and $7,661, respectively, in 401k matching contributions in 2008.  In 2008, Mr. Brackpool’s Other Compensation also includes $27,495 of company paid expenses related to a leased automobile and $2,205 related to life insurance.  Mr. Iselin’s Other Compensation for 2008 includes $6,000 in a car allowance and $20,137 in severance benefits consisting of the continuation of his base salary from the November 19, 2008 effective date of the termination of employment with us through the end of the fiscal year.  The value of perquisites for each of the other executive officers was less than $10,000, and thus no amount relating to perquisites is included in the Summary Compensation Table.

(4)
The entire amount shown pertains to shares of Milestone-Based Deferred Stock, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.  This column discloses the dollar amount of compensation cost recognized in the respective fiscal year in accordance with FAS 123R. The assumptions used to value the stock are disclosed in note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2008 and are incorporated herein by reference.

(5)	Mr. Shaheen became our Chief Financial Officer and Secretary effective November 19, 2008.

(6)
In 2008 Mr. Shaheen received shares of stock under our Outside Director Compensation Program for services performed as a non-employee director.  The amount shown in this column for Mr. Shaheen represents the dollar amount of compensation cost recognized in 2008 in accordance with FAS 123R.

(7)
Mr. Shaheen received cash fees in the amount of $30,000 in 2008 for his services as a non-employee director of Cadiz.  Additionally, effective January 1, 2008, Mr. Shaheen received compensation at the rate of $12,500 per month for agricultural management consulting services pursuant to a Consulting Agreement between Cadiz and AG Derivatives, L.L.C., a California limited liability company.  Mr. Shaheen is the sole member and manager of AG Derivatives, LLC.  See “Certain Relationships and Related Transactions", below.

(8)	Mr. Iselin served as our Chief Financial Officer and Secretary until November 19, 2008.

(9)
$763,308 of the amount shown for Mr. Stoddard in 2008 and $466,287 of the amount shown for Mr. Stoddard in 2007, pertains to shares of Milestone-Based Deferred Stock, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.  This column discloses the dollar amount of compensation cost recognized in the respective fiscal year in accordance with FAS 123R. The assumptions used to value the stock options are disclosed in note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2008 and are incorporated herein by reference.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) Shares	All Other Stock Awards: Number of Securities (#)
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards($)
Name	Grant Date(1)	Target ($)	Maximum ($)
(a)	(b)	(d)	(e)	(g)	(j)	(k)	(i)
Keith Brackpool	-	-	-	-	-	-	-
Timothy J. Shaheen	6/30/08	-	-	-	1,171(2)	-	-
O’Donnell Iselin II	-	-	-	-	-	-	-
Richard E. Stoddard	-	-	-	-	-	-	-
_________________

(1)	The grant date set forth in this table is the date the grants became effective.

(2)
These shares constitute the 1,171 shares granted to Mr. Shaheen under Cadiz’ Outside Director Compensation Plan for services rendered by Mr. Shaheen as a non-employee director of Cadiz during the 12 month period ended June 30, 2008, which shares vested on January 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2008 for each named executive officer.

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)
Keith Brackpool(2)	100,000	-	12.00	5/4/15	-	-

Timothy J. Shaheen	-	-	-	-	-	-
O'Donnell Iselin II(3)	-	-	-	-	-	-

Richard E. Stoddard(4)	100,000	-	12.00	5/4/15	50,000(5)	625,500
_______________________

(1)	Valued at the $12.51 closing price per share on the NASDAQ Global Market on December 31, 2008.
(2)
Does not include 600,000 shares of stock underlying Milestone-Based Deferred Stock granted to Mr. Brackpool, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.

(3)
Does not include 40,000 options granted to Mr. Iselin with an exercise price of $17.25 per share which, by the terms of the option grants, expired three months after his employment with the Company terminated.

(4)
Does not include 200,000 shares of stock underlying Milestone-Based Deferred Stock granted to Mr. Stoddard, none of which vested because the milestone conditions, tied to the trading price of our stock, were not satisfied prior to the expiration of the milestone period.

(5)	These shares represent the shares of time-based deferred stock issued to Mr. Stoddard under the 2007 Incentive Plan, which vested on January 1, 2009.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2008 for each named executive officer.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Brackpool	—	—	—	—
Timothy J. Shaheen	—	—	876(2)	15,505
O'Donnell Iselin II	—	—	—	—
Richard E. Stoddard	—	—	50,000(3)	1,007,500
__________

(1)	Value realized equals the price per share of Cadiz common stock measured as the closing price of the stock on the vesting date multiplied by the number of shares received on vesting.
(2)
These shares represent the shares of deferred stock issued to Mr. Shaheen under Cadiz’ Outside Director Compensation Plan for his services as a non-employee director of Cadiz during the 12 month period ended June 30, 2007, which vested on January 31, 2008.

(3)	These shares represent the shares of time-based deferred stock issued to Mr. Stoddard under the 2007 Incentive Plan, which vested on January 1, 2008.

PENSION BENEFITS

     We do not have any qualified or non-qualified defined benefits plans.

NONQUALIFIED DEFERRED COMPENSATION

     We do not have any non-qualified defined contribution plans or other deferred compensation plans.

EMPLOYMENT ARRANGEMENTS

     For the fiscal year ended December 31, 2008, Mr. Brackpool was compensated under an Agreement Regarding Employment pursuant to which Mr. Brackpool received base compensation of $400,000 per year, plus certain fringe benefits including the use of a leased automobile and life and disability insurance benefits funded by us.  Effective May 22, 2009, Mr. Brackpool entered into an Amended and Restated Employment Agreement pursuant to which Mr. Brackpool will continue to receive the same base compensation and fringe benefits.  In addition, upon executing the Amendment and Restated Employment Agreement Mr. Brackpool received an immediate grant of 60,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The Amended and Restated Employment Agreement also provides for Mr. Brackpool's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.  As was the case with his previous Agreement Regarding Employment, the Amended and Restated Employment Agreement requires Mr. Brackpool to perform his services in a satisfactory manner, but does not require that his services be provided on a full-time basis.

     For the fiscal year ended December 31, 2008, Mr. Stoddard was compensated in accordance with a Consulting Agreement dated August 1, 2002, and extended on January 1, 2004, pursuant to which he received $25,000.00 per month and which continues on a month to month basis until terminated by either party. Under this agreement Mr. Stoddard serves as the Chairman and CEO of the Board of Managers of Cadiz Real Estate LLC, the subsidiary of Cadiz.  The agreement also provides that Mr. Stoddard will participate in the Management Equity Incentive Plan and as a member of the key management team in any further equity grants considered by the compensation committee of the Board of Directors of Cadiz.

     Effective November 19, 2008, Mr. Timothy J. Shaheen became our Chief Financial Officer.  Initially, he received compensation for such services in the amount of $10,000 per month, in addition to the compensation payable to him for his consulting services to the company under the existing consulting agreement between AG Derivatives, L.L.C. and Cadiz and the compensation he received for service in 2008 as a non-employee director under our Outside Director Compensation Plan.  Mr. Shaheen is the sole member and manager of AG Derivatives, LLC.  As of January 1, 2009, Mr. Shaheen was no longer eligible to participate in our Outside Director Compensation Plan and his compensation for service as our Chief Financial Officer was adjusted to enable him to receive the amount he would have otherwise received under the Outside Director Compensation Plan.  Effective May 22, 2009 we entered into a formal employment agreement with Mr. Shaheen providing for a base salary of $300,000, consistent with what he had theretofore been receiving on a month to month basis, and an immediate grant of 30,000 shares of common stock under our 2007 Management Equity Incentive Plan.  The agreement also provides for Mr. Shaheen's participation in a Long Term Transaction Incentive Plan in addition to allowing for his participation in other management incentive programs that the Board may adopt, including discretionary annual bonuses.

     Until the termination of his employment effective November 19, 2008, Mr. Iselin was compensated under an Employment Agreement which provided for an annual base salary of $165,000 which was increased on January 1, 2008 to $175,000 per annum.  Mr. Iselin was entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors based on Mr. Iselin's performance. Mr. Iselin also received options from Cadiz' 2003 Management Equity Incentive Plan to purchase 40,000 shares of Cadiz' common stock at an exercise price of $17.25 per share, representing the fair market value of the Company's common stock as of the date of the Employment Agreement. 13,334 of the stock options vested upon commencement of employment, 13,333 vested upon the first anniversary of Mr. Iselin's employment with the Company and 13,333 vested upon the second anniversary of his employment.   None of Mr. Iselin’s options were exercised and all have since terminated.

     Mr. Iselin's Employment Agreement further provided for certain payments in the event of a termination of employment.   See "Potential Payments Upon Termination or Change in Control", below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following table and summary set forth estimated potential payments we would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement in effect at year end. Except as otherwise indicated, the table assumes that the triggering event occurred on December 31, 2008.

Name	Benefit	Termination without Cause or Resignation upon Company Material Breach ($)		Death or Disability ($)	Termination Following Change of Control ($)
Keith Brackpool	Salary	-		-	-
	Bonus	-		-	-
	Equity Acceleration	-		-	-
	Benefits Continuation	-		-	-
	Total Value	-		-	-

Timothy J. Shaheen	Salary	-		-	-
	Bonus	-		-	-
	Equity Acceleration	-		-	-
	Benefits Continuation	-		-	-
	Total Value	-		-	-

O'Donnell Iselin II	Salary	86,002	(1)	-	-
	Bonus	-		-	-
	Equity Acceleration	-		-	-
	Benefits Continuation	6,400	(2)	-	-
	Total Value	92,402		-	-

Richard E. Stoddard	Salary	-		-	-
	Bonus	-		-	-
	Equity Acceleration	-		-	625,500
	Benefits Continuation	-		-	-
	Total Value	-		-	625,500
___________________

(1)	Based on the actual severance amounts due Mr. Iselin due to his termination of employment on November 19, 2008.

(2)	The benefits amount includes a car allowance and 401(k) matching benefits for the six month period commencing November 19, 2008 and ending May 18, 2009.

(3)	Valued at the $12.51 closing price per share on the NASDAQ Global Market on December 31, 2008.

Termination without Cause or Resignation upon Company Material Breach

     Mr. Iselin’s Employment Agreement provided that if Mr. Iselin were terminated by us without cause or if he resigned due to a breach of his Employment Agreement by us, the Company was obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one hundred eighty days following the effective date of the termination, as though Mr. Iselin were continuing to provide services to the Company under his Employment Agreement.   Mr. Iselin’s employment with us terminated effective November 19, 2008.  Mr. Iselin's severance consists of a continuation of his base compensation and his fringe benefits.

     If Mr. Stoddard were terminated by us without cause, he would be entitled to, any shares, and such shares would immediately vest, of Time-Based Deferred Stock awarded to him under the 2007 Management Equity Incentive Plan.

     Mr. Brackpool’s Amended and Restated Employment Agreement, effective May 22, 2009, provides that if Mr. Brackpool were terminated by us without cause or if he resigns due to a breach of his Amended and Restated Employment Agreement by us, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Mr. Brackpool were continuing to provide services to the Company under his Amended and Restated Employment Agreement.

     Mr. Shaheen’s Employment Agreement, effective May 22, 2009, provides that if Mr. Shaheen were terminated by us without cause or if he resigns due to a breach of his Employment Agreement by us, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one hundred eighty days following the effective date of the termination, as though Mr. Shaheen were continuing to provide services to the Company under his Employment Agreement.

Termination of Employment Due to Death or Disability

     Mr. Iselin’s Employment Agreement provided that if he died or became disabled, he or his estate would have been entitled to receive severance for ninety days consisting of his base compensation.

     Mr. Brackpool’s Amended and Restated Employment Agreement, effective May 22, 2009, provides that if he dies or became disabled, he or his estate would be entitled to receive severance for two years consisting of his base compensation.

     Mr. Shaheen’s Employment Agreement provides that if he dies or became disabled, he or his estate would be entitled to receive severance for one hundred eighty days consisting of his base compensation.

Change in Control

     Mr. Iselin’s Employment Agreement provided that if Mr. Iselin was terminated by us following a change in control, the Company was obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for one year following the effective date of the termination, as though Mr. Iselin were continuing to provide services to the Company under his Employment Agreement.   Mr. Iselin's severance would have consisted of a continuation of his base compensation and his fringe benefits, to the extent such benefits could have been lawfully made available by the Company.

     In the event a change in control of the company occurs then all Time-Based Deferred Stock awarded to Mr. Stoddard under the 2007 Management Equity Incentive Plan would vest and be issuable in full.

     Mr. Brackpool's Amended and Restated Employment Agreement, effective May 22, 2009, provides that if Mr. Brackpool is terminated by us following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for two years following the effective date of the termination, as though Mr. Brackpool were continuing to provide services to the Company under his Amended and Restated Employment Agreement.

     Mr. Shaheen's Employment Agreement, effective May 22, 2009, provides that if Mr. Shaheen is terminated by us following a change in control, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits could then be lawfully made available by the Company) for twelve months following the effective date of the termination, as though Mr. Shaheen were continuing to provide services to the Company under his Employment Agreement.

DIRECTOR COMPENSATION

     The following table summarizes the compensation earned by each of the non-employee directors in 2008. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)

Stephen E. Courter	7,500	-	-	7,500

Stephen J. Duffy	30,000	18,877	-	48,877

Geoffrey Grant	30,000	18,877	-	48,877

Winston H. Hickox	30,000	18,877	-	48,877

Murray H. Hutchison	30,000	18,877	-	48,877

Raymond J. Pacini	30,000	18,877	-	48,877
__________________

(1)
This column discloses the dollar amount of compensation cost recognized in 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”). These awards were valued at the market value of the underlying stock on the date of grant in accordance with FAS 123R.

(2)	Directors of the Company do not receive stock option awards.

DIRECTOR COMPENSATION POLICY

     Under the Company's current compensation structure, all non-employee directors are entitled to receive, for each 12 month period ending June 30 of each year, the amount of $30,000, prorated for directors serving less than the full 12 months.  Payments are made in 4 quarterly installments of $7,500.  A director is entitled to a $7,500 fee for any quarter in which services are rendered.   Each June 30, non-employee directors are also entitled to receive a deferred stock award consisting of shares of the Company’s common stock with a value equal to $20,000 (calculated with reference to the average closing price of the Company’s common stock during the one month preceding the annual award date), prorated for directors serving less than the full 12 months.

DIRECTOR STOCK OWNERSHIP POLICY

     The Company encourages stock ownership on behalf of its directors.  Thus, the Company’s compensation structure for non-employee directors includes awards of stock as compensation for director services.  See “Director Compensation Policy", above.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2008 with respect to shares of our common stock that may be issued under our existing compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	10,000	$18.99	90,000

Equity compensation plans not approved by stockholders	315,000(1)	$12.09	0

Total	325,000(2)	$12.31	0
_______________

(1)	Represents 315,000 options outstanding as of 12/31/08 under Cadiz' 2003 Management Equity Incentive Plan.
(2)
Does not include 40,000 options granted to Mr. Iselin with an exercise price of $17.25 per share which, by the terms of the option grants, expired three months after his employment with the Company terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2008, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

AUDIT COMMITTEE REPORT

     As of December 31, 2008, the Audit Committee is composed of Raymond J. Pacini, Stephen E. Courter, Stephen J. Duffy and Winston H. Hickox.

     Each member of the Committee is an independent director as defined under the listing standards of the NASDAQ Global Market. The Committee operates under a written charter that is reviewed on an annual basis.  During fiscal 2008, the Audit Committee performed all of its duties and responsibilities under its charter.  The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's control of Cadiz financial reporting processes.

     Management is responsible for the preparation, presentation, and integrity of Cadiz' financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee reviews Cadiz' accounting and financial reporting process on behalf of the Board of Directors.  In that regard, of the five times the Committee met in 2008, three of these meetings and one meeting in 2009 were to exercise the Committee's responsibilities related to the Company's quarterly and annual financial statements for fiscal 2008 and management's assessment of the effectiveness of Cadiz' internal controls over financial reporting as of December 31, 2008.  During these meetings, the Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, Cadiz' independent registered public accounting firm, Cadiz' consolidated financial statements, including its audited consolidated financial statements for the year ended December 31, 2008, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by Cadiz.

     The Audit Committee also reviewed the report of management contained in Cadiz' Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm included in Cadiz' 2008 Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.  The Audit Committee continues to oversee Cadiz' efforts related to its internal control over financial reporting and management's preparations for the evaluation of its internal controls for fiscal 2009.

     The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of PricewaterhouseCoopers LLP. The Committee regularly meets in executive session with PricewaterhouseCoopers LLP, without management present, to discuss the results of their examinations, evaluations of Cadiz' internal controls and the overall quality of Cadiz' financial reporting.

     Cadiz' independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements of Cadiz and expressing an opinion on the conformity of Cadiz' financial statements with U.S. generally accepted accounting principles. The Committee discussed with Cadiz' independent registered public accounting firm the scope and plan for its audits including the review of internal controls prescribed in Section 404 of the Sarbanes-Oxley Act of 2002. The Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PricewaterhouseCoopers LLP has provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Committee concerning independence, and has discussed with the PricewaterhouseCoopers LLP its independence from Cadiz. The Committee also considered the nature and scope of the non-audit services provided by PricewaterhouseCoopers LLP to Cadiz and the compatibility of these services with PricewaterhouseCoopers LLP's independence. The Committee pre-approves all audit and permitted non-audit services to be performed by Cadiz' independent registered public accounting firm pursuant to the terms of the Committee's written charter.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Cadiz' Annual Report on Form 10-K for the year ended December 31, 2008.  The Committee also appointed PricewaterhouseCoopers LLP as Cadiz' independent registered public accounting firm for 2009, and has recommended that such appointment be submitted to Cadiz' stockholders for ratification at the 2009 Annual Meeting of Stockholders.

THE AUDIT COMMITTEE

Raymond J. Pacini, Chairman
Stephen E. Courter
Stephen J. Duffy
Winston H. Hickox

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     For the fiscal years ended December 31, 2008 and 2007, professional services were performed by PricewaterhouseCoopers LLP. Cadiz' audit committee annually approves the engagement of outside auditors for audit services in advance. The audit committee has also established complementary procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by PricewaterhouseCoopers LLP, and to consider whether the outside auditors' provision of non-audit services to Cadiz is compatible with maintaining the independence of the outside auditors. The audit committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the audit committee at its next scheduled meeting. All services described below were pre-approved by the audit committee.

     All fees for services rendered by PricewaterhouseCoopers LLP aggregated $272,767 and $289,740 during the fiscal years ended December 31, 2008 and 2007, respectively, and were composed of the following:

     Audit Fees.  The aggregate fees accrued by Cadiz for the audit of the annual financial statements during the fiscal years ended December 31, 2008 and 2007, for reviews of the financial statements included in the Company's Quarterly Reports on Form 10Q, and for assistance with and review of documents filed with the SEC were $262,667 for 2008 and $265,740 for 2007.

     Audit Related Fees.  No audit-related fees were billed by PricewaterhouseCoopers LLP to Cadiz during the fiscal years ended December 31, 2008 and 2007.

     Tax Fees.  Fees accrued by Cadiz for tax services during the fiscal years ended December 31, 2008 and 2007 were $8,600 and $24,000, respectively.

     All Other Fees.  A licensing fee for accounting software, in the amount of $1,500, was billed during the fiscal year ended December 31, 2008.  No other fees were billed by PricewaterhouseCoopers LLP to Cadiz for services other than as discussed above during the fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions during our last fiscal year with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates requiring disclosure, except for a consulting arrangement between Cadiz and AG Derivatives, L.L.C., a California limited liability company, of which Mr. Shaheen is the sole member and manager.  Under the terms of the Consulting Agreement, dated January 1, 2008, AG Derivatives received $12,500 per month.  Therefore during the fiscal year ended December 31, 2008, AG Derivatives received $150,000. The Consulting Agreement provided that the agricultural management consulting services will be provided on a month to month basis until terminated by either party and that the consulting fee paid to AG Derivatives was in addition to, and not in lieu of, any compensation paid directly to Mr. Shaheen by Cadiz for Mr. Shaheen’s service, in his individual capacity, as the Chief Financial Officer and Secretary of Cadiz.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

     The Audit Committee, pursuant to the Audit Committee Charter, reviews and approves transactions between the Company on the one hand and a related party, such as our directors, officers, employees, consultants and their family members, on the other hand.

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants to audit the financial statements of Cadiz for the 2009 fiscal year.  Stockholder ratification of this appointment is not required by our bylaws or other applicable legal requirements.  However, consistent with our past practice, the appointment of PricewaterhouseCoopers LLP is being submitted to our stockholders for ratification.  In the event stockholders do not ratify PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for the 2009 fiscal year, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP, but will not be required to select another firm to audit Cadiz' financial statements.  Even if the stockholders do ratify the appointment, the Audit Committee, in its discretion, may appoint a different firm at any time during the year if it believes that such a change would be in the best interests of Cadiz and our stockholders.  PricewaterhouseCoopers LLP has advised Cadiz that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with Cadiz other than as accountants and auditors.  A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the annual meeting, and will be given the opportunity to make a statement if desired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

ADOPTION OF THE CADIZ INC. 2009 EQUITY INCENTIVE PLAN

GENERAL SUMMARY

Subject to stockholder approval, the Board of Directors has approved a new equity compensation plan for employees, directors, and third party service providers of Cadiz—the 2009 Equity Incentive Plan (the “2009 EIP”). The 2009 EIP is intended to replace Cadiz’s existing equity compensation plan, the 2007 Management Equity Incentive Plan, under which there are no shares of our Common Stock remaining for future equity grants.

Cadiz understands that a cost-effective and competitive equity compensation program is essential for recruiting, motivating, and retaining talented employees, directors, and third party service providers.  Through the 2009 EIP, Cadiz seeks to expand its alternatives and flexibility for providing cost-effective and competitive equity compensation awards by offering its employees, directors, and third party service providers a combination of options (including incentive stock options for employees), stock appreciation rights, restricted stock, and restricted stock units.  Through the combination of awards, Cadiz can customize its equity compensation packages on an individual, departmental, and company-wide basis.  In light of recurring changes in the accounting treatment of various equity incentives and the possibility of future accounting and tax law changes, Cadiz believes that it is advantageous for it to have the flexibility provided by the 2009 EIP to design and implement future equity compensation.

As required by the applicable NASDAQ rules, the 2009 EIP will not become effective unless it is approved by Cadiz’s stockholders.

2009 EQUITY INCENTIVE PLAN—PLAN SUMMARY

This summary of the 2009 EIP does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of our 2009 EIP, which is attached to this Proxy Statement as Appendix A.

The 2009 EIP contains the following important features:

•	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•
The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Company common stock or so-called “stock option reloading” is not permitted.

•	The 2009 EIP has a ten-year term with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.

•
A total of 850,000 shares of Company common stock and stock units would be available for grants under the 2009 EIP.  If an award is cancelled, terminates, expires, or lapses for any reason without having been fully vested or exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.

•	No more than 300,000 of these shares in the aggregate may be awarded as full-share grants (stock or stock units).

•	No more than 300,000 shares and share equivalents may be granted to any one participant in a calendar year.

        The number and kind of shares available for issuance, the number and kind of shares that may be issued under outstanding awards, the exercise price of outstanding stock options and stock appreciation rights, and the individual limits on awards, will be proportionately adjusted to reflect any stock dividend, reorganization or other change.

       ADMINISTRATION.  The 2009 EIP will be administered by the Compensation Committee or another committee of the Board (as applicable, the “Committee”) which meets applicable independence requirements under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.  Subject to the provisions of our 2009 EIP, the Compensation Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to determine the specific terms and conditions of each award, including the conditions for the vesting, performance goals and exercisability of the award, may accelerate the vesting or exercisability of any award, and can interpret the 2009 EIP and adopt, amend, or rescind rules, procedures, agreements, and forms relating to the 2009 EIP.

ELIGIBILITY.  Employees, directors, and third party service providers will be eligible to receive awards, although third party service providers and outside directors of Cadiz will not be eligible for incentive stock options.  The Committee has the discretion to select the employees, directors, and third party service providers to whom awards will be granted.   The actual number of individuals or entities who will receive awards cannot be determined in advance because the Committee has the discretion to select the award recipients.

TYPES OF AWARDS. The following is a brief summary of the awards which may be granted:

STOCK OPTIONS.  A stock option (either an incentive stock option or a nonstatutory stock option) entitles the participant to purchase shares of Cadiz’s common stock at specified times at an  exercise price set on the grant date.  A participant has no rights as a stockholder with respect to any shares covered by the option until the option is exercised by the participant and shares issued by Cadiz.

At the time of grant, the Committee will determine: (a) whether the award will be an incentive stock option or a nonstatutory stock option; (b) the number of underlying shares; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule, which may be time based or based on performance goals; and (e) the term of the option, which may not exceed 10 years from the grant date.  If the participant’s service with Cadiz or a subsidiary is terminated due to death or disability, the option will expire 12 months (or such other period specified in the award agreement) after the participant’s service terminates.  If the participant’s service with Cadiz or a subsidiary is terminated for cause, the option will expire immediately after Cadiz’s notice or advice of such termination of service is dispatched to the participant.  If the participant’s service with Cadiz or a subsidiary is terminated for any other reason, the option will expire 90 calendar days after the termination of service.  In no event may the option term exceed the expiration date specified in the award agreement.

The exercise price must be paid at the time the option is exercised and shares are purchased.  Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, or, if specified in the award agreement, by cashless exercise, by surrendering previously acquired shares of Company common stock, or by other legal consideration.

STOCK APPRECIATION RIGHT (“SAR”). A SAR is an award entitling the participant to receive cash or shares, or a combination thereof, with a value equal to any increase in the value of Cadiz’s shares.  The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price.  For cash-settled SARs, the participant will have no rights as a stockholder.  For stock-settled SARs, the participant will have no rights as a stockholder with respect to any shares covered by his or her SAR until the award is exercised by the participant and Cadiz issues the shares.

At the time of grant, the Committee will determine: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) term.  A SAR may be granted independently or in combination with a related stock option.

Like an option, the term of a SAR may not exceed 10 years from the grant date.  If the participant’s service to Cadiz or a subsidiary is terminated due to death or disability, the SAR will expire 12 months (or such other period specified in the award agreement) after the participant’s death or disability.  If the participant’s service with Cadiz or a subsidiary is terminated for cause, the SAR will expire immediately after Cadiz’s notice or advice of the termination of service is dispatched to the participant.  If participant’s service with Cadiz or a subsidiary is terminated for any other reason, the term of the SAR will expire 90 calendar days (or such other period specified in the award agreement) after the termination of service.  In no event may the SAR term exceed the expiration date specified in the award agreement.

RESTRICTED STOCK.  A restricted stock award is an award entitling the participant to receive shares that are subject to restrictions on sale or transfer and that are recoverable by Cadiz if specified conditions are not met.  The lapse of these restrictions may be based on continuing employment (or other business relationship) with Cadiz and its subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares, whether based on continued service with Cadiz or a subsidiary or the achievement of performance goals; and (d) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

During the period that the restrictions are in place, the participant will have the rights of a stockholder, including voting and dividend rights, except for the right to sell or transfer the shares, but subject to the obligation to return the share under specified circumstances.  Shares received as stock dividends or other stock distributions related to the restricted stock, if any, will be subject to the same vesting criteria as the restricted stock.

If the participant’s service to Cadiz or a subsidiary is terminated as a result of death or disability, the restrictions on the restricted stock will lapse on a pro-rata basis measured by the time of service to Cadiz or subsidiary from the grant date to the termination of service or other criteria specified in the award agreement.  If the participant’s service to Cadiz or subsidiary is terminated for cause, or for any other reason not specified in the preceding sentence, the restricted stock subject to restrictions that have not previously lapsed will be forfeited immediately after Cadiz’s notice or advice of termination for cause is dispatched to the participant or upon termination of service for any other reason.

RESTRICTED STOCK UNIT.  A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. The lapse of the restrictions on the restricted stock unit may be based on continuing employment (or other business relationship) with Cadiz or its subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine:  (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) whether the award will be paid in shares or the cash equivalent of the value of shares; (d) the restrictions placed on the shares, whether based on continued service with Cadiz or a subsidiary or the achievement of performance goals; and (e) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

A restricted stock unit is different from restricted stock in that the participant is not issued shares or the cash equivalent of shares until the restrictions lapse.  Accordingly, the participant does not have stockholder rights until the shares are issued, if at all.

If a participant’s service to Cadiz or a subsidiary is terminated due to death or disability, the restrictions on the restricted stock units will lapse on a pro-rata basis measured by the service from the grant date to the termination of service or the achievement of the performance goals as of the termination of service.  If a participant’s service to Cadiz or a subsidiary is terminated for cause or for any other reason not specified in the preceding sentence, the restricted stock unit will be forfeited immediately after Cadiz’s notice or advice of termination for cause is dispatched to the participant or upon termination of service for any other reason.

QUALIFIED PERFORMANCE-BASED AWARDS.  Any of the awards under the 2009 EIP may be granted as qualified performance-based awards under Section 162(m) of the Code.  As determined by the Committee, the performance goals applicable to an award may be based upon one or more of the following performance criteria:  recognized revenue; invoiced revenue; gross profit or margin; operating profit or margin; exit rate operating income margin (derived by annualizing the cost of sales and operating expense structure in place at fiscal year-end compared to the actual revenues generated in that fiscal year); earnings before or after taxes, interest, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios; performance against budget; market share; customer satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); productivity metrics; financial ratio metrics; and organizational/transformation metrics.  These measures may be measured against the performance of Cadiz or other benchmarks.  The Committee may provide in any such award that any evaluation of performance may include or exclude certain specified events that occur during a performance period.

LIMITED TRANSFERABILITY OF AWARDS.  Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction.

EFFECT OF CHANGE IN CONTROL.  In the event of a Change in Control of Cadiz as defined in the 2009 EIP, including certain changes in ownership or Board composition, specified mergers, or sale of all or substantially all of Cadiz’s assets, any outstanding awards will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable.  In the event of a merger with or into another corporation, any outstanding awards may be assumed by the surviving entity or cancelled in exchange for cash payments corresponding to the merger consideration.  Additionally, in such event, stock options may be cancelled if not exercised on or before the merger date, and restricted stock and restricted stock units may be cancelled in exchange for the merger consideration.

EFFECTIVE DATE, AMENDMENT AND TERMINATION.  The effective date of the 2009 EIP is October 21, 2009.  The 2009 EIP, if not extended by the Board, will terminate 10 years after the effective date.  The Board may amend, suspend, or terminate the 2009 EIP at any time and for any reason, subject to any stockholder approval required by applicable law.  Regardless of whether the 2009 EIP is extended, the Committee may only grant incentive stock options during the first 10 years of the 2009 EIP.  No amendment, suspension, or termination of the 2009 EIP will impair the rights of any participant under any award granted prior to such event, unless mutually agreed through a written instrument by the participant and Cadiz.

FEDERAL TAX ASPECTS

The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to Cadiz relating to awards granted under the 2009 EIP.  This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances.  This summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, and does not discuss any gift, estate, excise (including for example the rules applicable to excess parachute payments under Code Sections 280G and 4999), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of awards granted to them under the 2009 EIP.

INCENTIVE STOCK OPTIONS.  No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax).  If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss.  If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.  Any additional gain or loss will be capital gain or loss.

NONSTATUTORY STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. No taxable income is recognized when a nonstatutory stock option or a stock appreciation right is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss.  Ordinary income is subject to income tax and employment tax withholding.

RESTRICTED STOCK, AND RESTRICTED STOCK UNITS.  The federal income tax consequences of restricted stock and restricted stock units depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards.  In general, unless the participant makes a valid election under Section 83(b) of the Code to be taxed at the time of grant, if an award is subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, the participant will not have taxable income upon the grant of restricted stock or restricted stock units.  Instead, at the time the participant holds stock or other property free of any substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid.  In general, Cadiz will receive a deduction in the same amount to the extent allowed under Section 162(m) of the Code.

TAX WITHHOLDING.  Ordinary income recognized on exercise of nonstatutory stock options and stock appreciation rights and on vesting of restricted stock and restricted stock units is subject to income tax and employment tax withholding.  The Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to Cadiz already-owned shares of Cadiz common stock.

SECTION 409A OF THE CODE. A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, on the income from a grant at the time the grant becomes vested, plus interest, if the grant constitutes nonqualified deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

TAX EFFECT FOR CADIZ.  Cadiz generally will be entitled to a tax deduction for an award under the 2009 EIP in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a nonstatutory stock option).  However, Section 162(m) of the Code limits Cadiz’s ability to deduct the annual compensation to the chief executive officer and the next four most highly compensated officers to $1,000,000 per individual, unless the qualified performance-based compensation requirements of Section 162(m) are met.  These requirements include: (a) stockholder approval of the 2009 EIP, (b) setting limits on the number of shares an individual may receive, and (c) establishing meaningful performance criteria and goals for the awards. The 2009 EIP has been designed to permit the Committee to grant awards that qualify as performance-based compensation under Section 162(m), thereby permitting Cadiz to receive a federal income tax deduction in connection with the awards.

OTHER INFORMATION

Because all awards made under the 2009 EIP will be made at the Committee’s discretion, the benefits and amounts that will be received or allocated under the 2009 Plan are not determinable at this time.   The closing price of the common stock, as reported on NASDAQ on October 22, 2009, was $11.18 per share.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal will be required to approve the 2009 EIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matter shall properly come before the annual meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in our proxy statement for the 2010 annual meeting must be received by the Secretary of the corporation at 550 S. Hope Street, Suite 2850, Los Angeles, California 90071 no later than December 31, 2009. For a proposal to be included, you must comply with the rules of the SEC governing the submission of stockholder proposals.

     Under our bylaws, no business may be brought before the 2010 annual meeting unless it is specified in the notice of the meeting, is otherwise properly brought before the meeting by or at the direction of the Board of Directors, or is properly brought before the meeting by a stockholder who has delivered notice to the Secretary of the corporation (containing certain information specified in the bylaws) not less than 90 days prior to the annual meeting. If such a stockholder notice is not timely but is nevertheless presented at the 2010 annual meeting, the proxies solicited for that meeting may confer discretionary voting authority with respect to the business proposed. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

ADDITIONAL INFORMATION

     This proxy statement is accompanied by Cadiz' Annual Report on Form 10-K for the year ended December 31, 2008, as amended.  Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to Cadiz, Attention: Corporate Communications, 550 S. Hope Street, Suite 2850, Los Angeles, California 90071.

By Order of the Board of Directors

Los Angeles, California
November 3, 2009

APPENDIX A

CADIZ INC.

2009 EQUITY INCENTIVE PLAN

1. PURPOSE.

The purposes of the Plan are to attract, motivate, and retain Employees, Directors, and Consultants of Cadiz Inc. and its Subsidiaries; to offer selected Employees, Directors, and Consultants the opportunity to acquire proprietary interests in the Company by purchasing or receiving shares of the Company’s Stock or other similar rights; and to promote the success of the Company.  The Plan provides for the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.  The Plan also is intended to provide shares of Stock for Awards granted to Employees, Consultants and Directors under other compensation plans offered by the Company and its Subsidiaries.

2. DEFINITIONS.

(a) “Affiliated SAR” means a SAR granted in connection with an Option such that the exercise of the Option does not cancel the SAR, but rather results in the exercise of the SAR.

(b) “Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan and shall include, among other things, the following information, if applicable to the Award: (i) Exercise Price, (ii) number of shares of Stock or Stock equivalents, (iii) exercise schedule, (iv) vesting schedule, (v) restrictions, (vi) dates and conditions for lapse of restrictions, and (vii) expiration dates.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means (A) if the Participant is a party to an employment or other similar service agreement with the Company (a “Service Agreement”), and “cause” is defined therein, such definition, or (B) if the Participant is not party to a Service Agreement or the Participant’s Service Agreement does not define “cause”, then Cause means any of the following that has a material adverse effect upon the Company or any Subsidiary:

(i) the Participant’s material failure to perform his duties which remains uncured for more than ten (10) days after a written warning (except in the case of a deliberate and bad faith failure to perform his duties, which shall require no warning),

(ii) the Participant’s breach of his fiduciary duty to the Company,

(iii) the Participant’s indictment (or equivalent) for a felony or other serious crime, or

(iv) the Participant’s commission of a wrongful act that would make the continuance of his employment by the Company detrimental to the Company.

(g) “Change in Control” means the first to occur of any of the following events:

(v) The date on which any one person, or more than one person acting as a group, becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control.  The acquisition of additional Stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.

(vi) During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection 2(g)) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(vii) The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of capital stock of the Company possessing thirty percent (30%) or more of the total voting power of the capital stock of the Company entitled to vote in the election of Directors.

(viii) The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value greater than 50% of the total gross fair market value of all of the Company’s assets immediately before the acquisition or acquisitions; provided, however, transfer of assets which otherwise would satisfy the requirements of this subsection (iv) will not be treated as a Change in Control if the assets are transferred to:

(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D) an entity, at least 50% of the total value or voting power is owned, directly or indirectly by a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company.

Each event comprising a Change in Control is intended to constitute a “change in ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined for purposes of Section 409A of the Code and “Change in Control” as used herein shall be interpreted consistently therewith.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee or subcommittee of the Board, described in subsection 4(a), or in the absence of such a committee, the Board.

(j) “Company” means Cadiz Inc., a Delaware corporation.

(k) “Consultant” means any individual or entity, other than an Employee or Director, who provides services to the Company or a Subsidiary in the capacity of an advisor or consultant.

(l) “Director” means a member of the Board.

(m) “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which:

(i)           renders the Participant unable to engage in any substantial gainful activity; or

(ii)           results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.

Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.

(n) “Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.

(o) “Employee” means any individual employed by the Company or by a Subsidiary and reflected as an employee on a payroll of the Company or of a Subsidiary.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of an Option or above which payment is to be made on exercise of a Stock Appreciation Right, in each case as specified by the Committee in the applicable Award Agreement.

(r) “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(ix) If the Stock is at the time readily tradable on an established securities market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the securities market determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such market.  If there is no reported sale of the Stock on such market on the date of determination, then the fair market value shall be the closing price on such market on the last preceding date for which such quotation exists; or

(x) If the Stock is at the time not readily tradable on an established securities market, then the then the fair market value shall be determined by the Committee by the reasonable application of a reasonable valuation method, taking into account such considerations as may be applicable for purposes of or specified in Section 409A of the Code and Treasury Regulations thereunder.

(s) “Freestanding SAR” means a SAR granted as an independent Award and not granted in connection with an Option.

(t) “Grant Date” means, with respect to an Award, the date of the Committee action granting the Award or such later date as is specified in the Award Agreement.

(u) “Grantee” means an individual who holds a Restricted Stock, RSU or Stock Appreciation Right Award.

(v) “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Nonstatutory Option” means a stock option not described in Section 422(b) or 423(b) of the Code.

(x) “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Stock.

(y) “Optionee” means an individual or entity that holds an Option.

(z) “Other Incentive Plan” means any short-term or long-term bonus or other incentive compensation plan offered by the Company or a Subsidiary, through which the Company or the Subsidiary may pay benefits in Awards or shares of Stock under this Plan.

(aa) “Outside Director” means a Director who is not an Employee and who is an “outside director” within the meaning of Section 162(m) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance-Based Award” means an Award granted pursuant to Section 7, 8, 9 or 10, but which is subject to the terms and conditions set forth in Section 11.  All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(dd) “Performance Criteria” means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures:

(i) revenue;

(ii) gross profit or margin;

(iii) operating profit or margin;

(iv) earnings before or after taxes, interest, depreciation, and/or amortization;

(v) net earnings or net income (before or after taxes);

(vi) earnings per share;

(vii) share price (including, but not limited to, growth measures and total stockholder return);

(viii) cost reduction or savings;

(ix) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

(x) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

(xi) productivity ratios or other metrics;

(xii) performance against budget;

(xiii) market share;

(xiv) working capital targets;

(xv) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(xvi) financial ratio metrics; and

(xvii) organizational/transformation metrics.

The Performance Criteria utilized may differ from Participant to Participant and from Award to Award.  Any Performance Criteria, or any combination thereof, may be used to measure the performance of the Company or any Subsidiary, as a whole, or any business unit of the Company, or any Subsidiary, as the Committee deems appropriate. Performance Criteria may be measured in absolute terms or may be compared to (i) the performance of a group of comparative companies, (ii) a published or special index that the Committee deems appropriate, (iii) with respect to return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue), various stock market indices and/or (iv) other benchmarks approved by the Committee.

(ee) “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(ff) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(gg)  “Plan” means this Cadiz Inc. 2009 Equity Incentive Plan, as it may be amended from time to time.

(hh) “Qualified Performance-Based Compensation” means any compensation that is “payable solely on account of the attainment of one or more performance goals” as described in and meeting the requirements of Section 162(m)(4)(C) of the Code.

(ii) “Restricted Stock” means an Award granted pursuant to Section 9 of shares of Stock subject to conditions or restrictions set by the Committee.

(jj) “Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 10 to receive Stock or the economic equivalent of Stock subject to conditions or restrictions set by the Committee, without the issuance of Stock at time of grant.

(kk) “Stock” means the common stock of the Company.

(ll) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 to receive the appreciation in the Fair Market Value of Stock following the Grant Date, which may be granted alone (as a Freestanding SAR) or in connection with a related Option (as either an Affiliated SAR or a Tandem SAR).

(mm) “Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of the date such status is attained.

(nn) “Substitute Award” means an Award described in Section 12.

(oo) “Tandem SAR” means a SAR granted in connection with a related Option such that the exercise of the SAR requires the surrender of the related Option and the exercise of the related Option requires the surrender of the SAR.

(pp) “Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary from the Company, but excluding any such termination where there is a simultaneous commencement or continuation of status as a Consultant or as a Director; (ii) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Consultant.  A transfer in employment or other service relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service.  With respect to any Award that may provide for nonqualified deferred compensation subject to Section 409A of the Code, whether Termination of Service has occurred shall be determined based on whether the facts and circumstances indicate that the Company and the Employee, Director or Consultant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Employee, Director or Consultant would perform after such date would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding 36 months (or the full period of service if less than 36 months), and such determination shall be made in accordance with Section 409A of the Code and the Treasury Regulations thereunder.

(qq) “Year” means a fiscal year of the Company.

3. STOCK SUBJECT TO PLAN; LIMITATIONS.

(a) Maximum Plan Shares.  The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under the Plan is eight hundred and fifty thousand shares.  No more than three hundred thousand shares of such Stock and Stock equivalents shall be available for grant as Restricted Stock and Restricted Stock Units combined.  For purposes of these limitations, the shares of Stock and Stock equivalents underlying any Awards that expire unexercised or that are forfeited, canceled, reacquired by the Company at cost, satisfied without the issuance of Stock or payment of cash, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock and Stock equivalents available for grant under the Plan.  Shares of Stock and Stock equivalents (i) tendered by a Participant to pay the exercise price of an Award; (ii) withheld by the Company for taxes or (iii) repurchased by the Company with any cash proceeds from option exercises shall not be added back to the shares of Stock and Stock equivalents available for grant under the Plan.   Stock-Settled SARs are counted on a gross and not a net basis.  The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Individual Award Limitations.  In addition to the overall limitations set forth in subsection 3(a), Awards granted to any one Participant during any one calendar year period shall not exceed three Hundred Thousand shares of Stock and Stock equivalents.

(c) No Double Counting Tandem SARs.  For purposes of the limitations set forth in subsections 3(a) and (b), the shares of Stock and Stock equivalents subject to a Tandem SAR and its related Option shall be counted only once.

4. ADMINISTRATION.

(a) Establishment of Committee.  The Board shall have the authority to administer the Plan, but may delegate its administrative powers under the Plan, in whole or in part, to a committee of the Board or to a subcommittee of any such committee of the Board.

(b) Committee Procedures.  The Board (or in absence of action by the Board, the Committee) shall designate one of the members of each Committee as chairman.  Any such Committee may hold meetings at such times and places as its chairman or a majority of the members of the Committee shall determine.  The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Section 162(m) Committee.  Any Awards that are intended to be Qualified Performance-Based Compensation shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more Outside Directors.

(d) Rule 16b-3 Committee.  Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, and such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act.

(e) Committee Responsibilities.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend, or rescind rules, procedures, agreements and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to any Award Agreement) required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Participants;

(vi) To determine the number of shares of Stock or Stock equivalents to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Option and SAR on the Grant Date, including (without limitation) the Exercise Price, to determine whether each such Option is to be classified as an ISO or as a Nonstatutory Option, to determine whether each such SAR is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Option or SAR;

(viii) To prescribe the terms and conditions of each Restricted Stock and RSU Award on the Grant Date, including (without limitation) restrictions (if any), to specify whether each such Restricted Stock and RSU Award is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Restricted Stock or RSU Award;

(ix) To amend any outstanding Award Agreement, subject to applicable legal restrictions, the provisions of this Plan and the terms and conditions of such Award Agreement;

(x) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration; and

(xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

(f) Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. ELIGIBILITY.

(a) General Rules.  Employees, Consultants and Directors shall be eligible for the grant of Awards as designated by the Committee.  However, Consultants and Directors who are not also Employees shall not be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders.  An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

(i) The Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date; and

(ii) Such ISO by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

(c) Stock Ownership.  For purposes of subsection 5(b), in determining an Employee’s stock ownership, the attribution rules of Section 424(d) of the Code shall apply.  For purposes of subsection 5(b), “outstanding stock” shall be determined under the rules pertaining to Section 422(b) of the Code and shall include all Stock actually issued and outstanding immediately after the grant, including Restricted Stock, but shall not include shares of Stock authorized for issuance under any Option that has not been exercised.

6. MODIFICATIONS AND RESTRICTIONS.

(a) Amendment, Modification, Extension and Renewal of Awards.  Within the limitations of the Plan, and subject to Section 6(b), the Committee may amend, modify, extend or renew outstanding Awards or may cancel or accept the cancellation of outstanding Awards in return for the grant of new Awards at the same or a different price.  The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase his or her obligations under such Award.  A change in the tax consequences of an Award shall not be considered an impairment of rights or an increase in obligations under the Award.

(b) Restriction on Repricing of Options and SARs.  No outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled and replaced with a new Award (of the same type or of any different type) having a lower Exercise Price (or other purchase price) for any reason, without the prior approval of the Company’s stockholders entitled to vote at a meeting of stockholders.

(c) No Reload Options or SARs.  No Option or SAR shall provide for the automatic grant of replacement or reload Options or SARs upon the Optionee or Grantee exercising the Option or SAR and paying the Exercise Price by tendering shares of Stock, net exercise or otherwise.

7. OPTIONS.

(a) Nature of Options.  An Option is an Award entitling the Participant to purchase shares of Stock, subject to vesting requirements, at the Exercise Price set on the Grant Date.  Options granted under the Plan may be either ISOs or Nonstatutory Stock Options.  However, notwithstanding any designation of an Option as an ISO, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which the Option and any previously granted Options (and any other previously granted options to acquire Stock under all other plans of the Company) are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonstatutory Option.

(b) Exercise Price.  The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, or such higher amount as is provided in subsection 5(b) with respect to specified ISOs.

(c) Exercisability.  The exercise schedule of each Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement; provided however, that in the event of the Optionee’s Termination of Service, the Option shall be exercisable only to the extent the Option was exercisable on the date of such Termination of Service, unless otherwise specified in the Award Agreement.

(d) Term.  The term of each Option shall not exceed ten (10) years from the Grant Date.  Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which an Option is to expire.  In the event of an Optionee’s Termination of Service:

(i) As a result of such Optionee’s death or Disability, the Option shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the Option shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Optionee, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Optionee’s death or Disability or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(e) No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her Option until the issuance of a stock certificate for such shares of Stock.

8. STOCK APPRECIATION RIGHTS.

(a) Nature of a SAR.  A SAR is an Award entitling the Grantee to receive shares of Stock, cash, or a combination thereof, which shall be determined by the Committee on the Grant Date and set forth in the Award Agreement, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share Exercise Price set by the Committee on the Grant Date.  The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Exercise Price.  The Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date.  The Exercise Price of a Tandem SAR or an Affiliated SAR shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.  With respect to a Tandem SAR granted in connection with an Incentive Stock Option:  (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the amount of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Affiliated SARs.  An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option.  The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of shares of Stock subject to the related Option.

(e) Exercise of Freestanding SARs.  Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

(f) Term.  The term of each SAR shall not exceed ten (10) years from the Grant Date.  Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which the SAR is to expire.  In the event of a Participant’s Termination of Service:

(i) As a result of such Participant’s death or Disability, the SAR shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death or Disability, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the SAR shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Participant, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Participant’s death or Disability or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(g)           No Rights as a Stockholder.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any shares of Stock covered by his or her SAR until the issuance of a stock certificate for such shares of Stock.

9. RESTRICTED STOCK.

(a) Nature of a Restricted Stock Award.  A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions, at a purchase price, if any, and for such consideration, all as the Committee shall determine on the Grant Date.  Such Restricted Stock issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions.  The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse.  The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Escrow of Restricted Stock.  Until all restrictions have lapsed or been removed, the Secretary, or such other escrow holder as the Committee may appoint, shall retain custody of any certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee have physical custody of any certificates representing shares of Restricted Stock awarded to him or her until all restrictions thereon have lapsed or been removed.

(d) Termination of Service.  In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement.  In such event, the Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 9(d)(i) (except a Change in Control which is governed by Section 16), the portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

(e) No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have lapsed, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions lapse.

(f) Rights as Stockholder.  Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to subsection 9(c), the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse.

10. RESTRICTED STOCK UNITS.

(a) Nature of a Restricted Stock Unit.  A Restricted Stock Unit is an Award entitling the Grantee to receive shares of Stock or the cash equivalent of the shares of Stock at a future date, subject to restrictions and conditions.  The Committee shall determine on the Grant Date and shall specify in the Award Agreement for each Award of Restricted Stock Units whether the Award is to be settled in Stock or in cash and the consideration to be provided by the Grantee for such Award.  Such Restricted Stock Unit issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions.  The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock Units and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse.  The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Form and Timing of Payment of Restricted Stock Units.  Payment of Restricted Stock Units will be made as soon as practicable after the lapse of the restrictions.

(d) Termination of Service.  In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death or Disability, then, except as otherwise specified in the Award Agreement, the restrictions on the shares of Stock or Stock equivalents subject to the Restricted Stock Units shall lapse as to a pro rata portion of such Restricted Stock Units (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement.  In such event, the Grantee shall forfeit the right to earn the balance of such Restricted Stock Units as to which the restrictions have not yet lapsed.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 10 (d)(i) (except a Change in Control which is governed by Section 16), the portion of the Restricted Stock Units for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

11. PERFORMANCE-BASED AWARDS.

(a) Nature of Performance-Based Awards.  The purpose of this Section 11 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to an Employee, the provisions of this Section 11 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 11.

(b) Applicability.  This Section 11 shall apply only to those Employees selected by the Committee to receive Performance-Based Awards.  The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award.  Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

(c) Procedures With Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs or other executive termination costs; extraordinary items (as defined in generally accepted accounting principles or any successor thereto); acquisitions or divestitures, including asset sales; the positive or negative impact of foreign exchange movements; stock-based compensation expense; in-process research and development expenses related to acquisitions; acquired intangible asset amortization; integration and other one-time expenditures or other adjustments related to acquisitions; material acquisition costs; merger costs, including severance, lease and other facility costs of the acquired company; gains or losses associated with either the repurchase or potential settlement of any or all of the Company’s outstanding debt or convertible debt instruments; and/or the positive or negative impacts associated with the implementation of International Financial Reporting Standards.  Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing.  In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

(e) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to an Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

12. SUBSTITUTE AWARDS AND COMBINED AWARDS.

(a) Substitute Awards.  If the Company or a Subsidiary at any time should succeed to the business of another corporation or other entity through merger or consolidation, or through the acquisition of stock (or other ownership interests) or assets of such other corporation or other entity, Awards may be granted under the Plan in substitution of awards previously granted by such other corporation or other entity with respect to shares of its stock (or other ownership interests) which awards are outstanding at the date of the succession (“Surrendered Awards”).  The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted, the persons to receive such Substitute Awards, the number of shares of Stock or their economic equivalent to be subject to such Substitute Awards, and the terms, conditions and restrictions of such Substitute Awards which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Awards.  The Exercise Price of any Substitute Award that is an Option or a SAR may be determined without regard to subsections 7(b) and 8(b); provided however, that the Exercise Price of each such Substitute Award shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Award is to be an ISO, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Award is not greater than the economic benefit represented by the Surrendered Award as of the date of the succession.

(b) Combined Awards.  The Company may provide for payment to an Employee, Director, or Consultant of an amount earned under an Other Incentive Plan in the form of Stock or other Award under this Plan.  In such case, the conditions and restrictions on the Award may be set under such Other Incentive Plan, which Award will be treated as a combined award under the Plan and the Other Incentive Plan, and the shares of Stock and Stock equivalents provided under Section 3 of this Plan shall be available to satisfy any payment of shares of Stock or Stock equivalents required or permitted under the Other Incentive Plan award.

13. NON-TRANSFERABILITY OF AWARDS.

All Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of a Participant, Options and SARs granted to him or her under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee and specified in the Award Agreement.  Notwithstanding the forgoing and excluding ISOs, the Committee may provide in an Award Agreement that a Participant may transfer, without consideration for the transfer, such Award to the Participant’s immediate family members, to trusts for the benefit of the Participant and such immediate family members, to partnerships in which the Participant and such immediate family members are the only partners, or to charitable organizations, provided that transferee agrees in writing to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

14. PAYMENT FOR SHARES OF STOCK.

(a) General Rule.  The entire consideration for shares of Stock issued under the Plan shall be payable in lawful money of the United States of America at the time when such shares of Stock are purchased, except as follows:

(i) Options.  Payment of the Exercise Price of an Option shall be made pursuant to the express provisions of the applicable Award Agreement.  However, the Committee (in its sole discretion) may specify in the Award Agreement that payment may (either with or without Committee approval) be made pursuant to subsections 14 (b), (c) or (d), or any combination thereof.

(ii) Restricted Stock and RSU Awards.  Payment (if any) for Restricted Stock and RSUs shall be made pursuant to the express provisions of the applicable Award Agreement, as determined by the Committee in its sole discretion.

(b) Surrender of Stock.  To the extent that this subsection 14(b) is applicable, payment may be made all or in part with shares of Stock which are owned by the Optionee or his or her representative and which are surrendered to the Company in good form for transfer.  Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.

(c) Exercise/Sale (“Cashless Exercise”).  To the extent that this subsection 14(c) is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.

(d) Net Share Exercise.  To the extent that this subsection 14(d) is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of an Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised by the Optionee).

15. ADJUSTMENT OF STOCK.

(a) General.  In the event of a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock; a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then the Committee shall make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of:

(i) The maximum number of shares of Stock and Stock equivalents available under subsection 3(a) for future grants of Awards and of specified types of Awards;

(ii) The limitations set forth in subsection 3(b);

(iii) The number and kind of shares of Stock or Stock equivalents (or other securities) covered by each outstanding Award; and

(iv) The Exercise Price under each outstanding Option and SAR, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR) as to which such Option or SAR remain exercisable.

(b) Reservation of Rights.  Except as provided in this Section 15, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to an Option or SAR and the number of or consideration for shares of Stock, subject to a Restricted Stock Award or RSU.  The grant of an Option, SAR, Restricted Stock Award, or RSU pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

16. CHANGE IN CONTROL; REORGANIZATION

(a) Vesting on Change in Control.  In the event of a Change in Control:

(i) All outstanding Options and SARs shall be fully vested and exercisable immediately prior to the Change in Control; and

(ii) All outstanding Awards shall be earned and vested in full, all restrictions on outstanding Restricted Stock and RSUs shall immediately lapse, and all other conditions on outstanding Awards met, upon the occurrence of the Change in Control.

(b) Merger, Consolidation or Other Reorganization.  In the event that the Company is a party to a merger, consolidation, or other reorganization that would constitute a Change in Control, the agreement under which such merger, consolidation, or other reorganization is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of subsection 16(a)), which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of awards or awards having differing characteristics), in all cases without the consent of any Participant:

(i) The assumption of (or substitution of equivalent awards for) outstanding Options, SARs, Restricted Stock and RSUs by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for shares of Stock under the Merger Agreement in accordance with the principles set forth in subsection 15(a);

(ii) The cancellation of outstanding Options, SARs, Restricted Stock, and RSUs upon payment of a cash amount for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization) equal to the positive difference (or if there is no positive difference, cancellation without payment) between (A) the cash amount or Fair Market Value of other consideration to be paid for each share of Stock under the Merger Agreement and (B) the amount, if any, remaining to be paid for each share of Stock or Stock equivalent under the Award Agreement or the Exercise Price of any Option or SAR;

(iii) The cancellation, without consideration, of outstanding Options not exercised prior to the effective time of such merger, consolidation or other reorganization; provided that Participants are given reasonable notice in advance of the effective time of such merger, consolidation or other reorganization that such Options are fully vested, may be exercised prior to such merger, consolidation or other reorganization, and will expire if not so exercised; and/or

(iv) The cancellation of outstanding Restricted Stock, and RSUs upon payment or delivery of the per share of Stock merger consideration under the Merger Agreement for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization).

17. WITHHOLDING TAXES.

(a) Payment by Participant; Deduction by Company.  As a condition to the exercise of any Option, and no later than the date as of which the value of any other Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal, state, or local income tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Participant, including any payment or release of cash or shares of Stock under the applicable Award or any other Award.

(b) Payment in Stock.  With the permission of the Committee, or as specified in the Award Agreement, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

18. SECURITIES LAWS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

19. NO EMPLOYMENT RIGHTS.

Neither the Plan nor any Award shall give any person any right to be or remain an Employee, Director or Consultant of the Company or of any Subsidiary.  The Company and its Subsidiaries reserve the right to terminate the service of any Employee, Director or Consultant at any time, with or without Cause, subject to applicable laws and written agreements (if any).

20. DURATION, AMENDMENTS, AND TERMINATION.

(a) Term of the Plan.  The Plan shall terminate automatically on October 22, 2019, which is ten (10) years after the Plan was adopted by the Board.  No Award of any type may be granted under the Plan after such date.  The Plan may be terminated on any earlier date pursuant to subsection 20(b).

(b) Right to Amend or Terminate the Plan.  The Board may amend, suspend, or terminate the Plan at any time and for any reason.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent provided herein or required by Applicable Laws.

(c) Effect of Plan Amendment or Termination.  No amendment, suspension, or termination of the Plan (including at the end of the term specified in subsection 20(a)) shall impair the rights of any Participant with respect to any Award then outstanding, which shall continue in effect in accordance with the terms of the Award Agreement (as it may be amended from time to time) and of this Plan on the Grant Date until its expiration or earlier termination as specified in the Award Agreement.  The termination of the Plan shall not affect the Committee’s rights or obligations with respect to the continued exercise of its powers under the Plan regarding Awards that are outstanding at the time of termination.

21. MISCELLANEOUS.

(a) Investment Representations.  As a condition to the receipt of an Award or to the purchase or other receipt of shares of Stock pursuant to an Award, the Company may require the person receiving such Award or shares to represent and warrant that the Award or the shares of Stock being purchased or otherwise received are only for investment and without any present intention to sell or distribute such Award or shares of Stock if, in the opinion of counsel for the Company, such a representation is required.

(b) Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, and no Awards shall be granted under the Plan until such stockholder approval is obtained.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

(c) Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Accounting Terms.  Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company prepared in the ordinary course of business.

(f) Stock Certificates.  Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the ownership of shares of Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.

(g) Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(h) Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Governing Law.  The Plan, the Award Agreements, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, without regard to such state’s or any other jurisdiction’s conflicts of law principles.

A-19

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
CADIZ INC.
SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Keith Brackpool and Timothy J. Shaheen, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the fiscal 2009 Annual Meeting of Stockholders of Cadiz Inc. to be held on the 14th day of December 2009 at 11 a.m., local time, at the law offices of Theodora Oringher Miller & Richman located at 2029 Century Park East, 6th Floor, Los Angeles, California 90067 (pursuant to the Notice of Annual Meeting dated November 3,  2009 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Cadiz Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

(Continued on reverse side)

CADIZ INC.

Voting by telephone or Internet is quick, easy and immediate.  As a Cadiz Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on December 13, 2009.

Vote Your Proxy on the Internet:
www.continentalstock.com.
Have your proxy card available when you access the website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
Vote Your Proxy by Mail:
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE PROPOSALS.

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD
AUTHORITY
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)			

01.	Keith Brackpool
02.	Murray H. Hutchison
03.	Timothy J. Shaheen
04.	Stephen J. Duffy
05.	Winston Hickox
06.	Geoffrey Grant
07.	Raymond J. Pacini
08.	Stephen E. Courter

2.	Ratification of PricewaterhouseCoopers LLP as independent auditor.	FOR	AGAINST	ABSTAIN
				

3.	Approval of Cadiz Inc. 2009 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
				
4.	In their discretion, the Proxies are authorized to vote upon such other business as many properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature(s)	Signature(s)	Date

Please sign exactly as name appears hereon.  When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.